UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2017

WINGSTOP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5501 LBJ Freeway, 5th Floor, Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)
(972) 686-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02. Results of Operations and Financial Condition
The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.” Consequently, it is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.
On August 3, 2017, Wingstop Inc. issued a press release reporting the Company’s financial results for its second quarter ended July 1, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety. The press release uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, adjusted net income and adjusted earnings per diluted share. A discussion of these financial measures, including a discussion of the usefulness and purpose of each measure, is included below.
EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under U.S. GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with U.S. GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.
We define “EBITDA” as net income before interest expense, net, income tax expense, and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for transaction costs, gains and losses on the disposal of assets, and stock-based compensation expense. We caution investors that amounts presented in accordance with our definitions of EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA and Adjusted EBITDA in the same manner. We present EBITDA and Adjusted EBITDA because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Many investors are interested in understanding the performance of our business by comparing our results from ongoing operations period over period and would ordinarily add back non-cash expenses such as depreciation and amortization, as well as items that are not part of normal day-to-day operations of our business.
Management uses EBITDA and Adjusted EBITDA:

•
as a measurement of operating performance because they assist us in comparing the operating performance of our restaurants on a consistent basis, as they remove the impact of items not directly resulting from our core operations;

•	for planning purposes, including the preparation of our internal annual operating budget and financial projections;

•	to evaluate the performance and effectiveness of our operational strategies;

•	to evaluate our capacity to fund capital expenditures and expand our business; and

•	to calculate incentive compensation payments for our employees, including assessing performance under our annual incentive compensation plan and determining the vesting of performance shares.
By providing these non-GAAP financial measures, together with a reconciliation to the most comparable GAAP measure, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Items excluded from these non-GAAP measures are significant components in understanding and assessing financial performance. In addition, the instruments governing our indebtedness use EBITDA (with additional adjustments) to measure our compliance with covenants such as fixed charge coverage, lease adjusted leverage and debt incurrence. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our consolidated financial statements as indicators of financial performance. Some of the limitations are:

•	such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

•	such measures do not reflect changes in, or cash requirements for, our working capital needs;

•	such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•	such measures do not reflect our tax expense or the cash requirements to pay our taxes;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.
Due to these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our U.S. GAAP results and using these non-GAAP measures only supplementally. As noted in the attached exhibit, Adjusted EBITDA includes adjustments for transaction costs, gains and losses on disposal of assets and stock-based compensation, among other items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our restaurants and complicate comparisons of our internal operating results and operating results of other restaurant companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the attached exhibit help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.
Adjusted Net Income and Adjusted Earnings per Diluted Share. Adjusted net income represents net income adjusted for transaction costs related to the refinancing of our credit agreement and our public offerings and related tax adjustments that management believes are not indicative of the Company’s core operating results or business outlook over the long-term. However, it is reasonable to assume that transaction costs for financing transactions may occur in future periods. Adjusted earnings per diluted share is defined as Adjusted net income divided by diluted share count. Adjusted net income and adjusted earnings per diluted share are supplemental measures of operating performance that do not represent and should not be considered alternatives to net income and earnings per share, as determined by GAAP. These measures have not been prepared in accordance with Article 11 of Regulation S-X. Management believes adjusted net income and adjusted earnings per diluted share supplement GAAP measures and enables them to more effectively evaluate the Company’s performance period-over-period and relative to competitors.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 2, 2017, the Company’s Board of Directors (the “Board”) appointed Michael J. Skipworth, age 39, as the Chief Financial Officer of the Company, effective immediately. Mr. Skipworth previously served as the Company’s Interim Chief Financial Officer since June 2017. Mr. Skipworth will also serve as the Company’s principal financial officer and principal accounting officer. In connection with his appointment, the Company entered into a new employment agreement with Mr. Skipworth (the “Agreement”) to be effective August 2, 2017. The Agreement provides for a term through August 2, 2020.
The annual base salary set forth in the agreement will initially be $300,000. Mr. Skipworth is eligible for an annual bonus with a target of 50% of his base salary based upon the achievement of performance targets established by the Company’s Board of Directors from time to time.
The Agreement entitles him to a grant under our 2015 Omnibus Equity Incentive Plan of an annual equity compensation award with a fair value equal to or greater than $300,000 during 2017. If a change of control of the company occurs and Mr. Skipworth’s employment is terminated without cause or he resigns for good reason within six months prior to or two years following such change of control, Mr. Skipworth’s equity awards will be accelerated.
The Agreement provides for severance benefits if Mr. Skipworth’s employment is terminated without cause or if he resigns for good reason. In such instance, Mr. Skipworth is entitled to (1) any earned but unpaid cash bonus, (2) the continuation of base salary for 12 months following the termination of his employment and (3) continued participation for up to 12 months in employee welfare benefit plans which, by their terms, permit a former employee to participate, subject to his compliance with the non-disclosure of trade secrets, a confidentiality obligation, a 24 month non-compete obligation, a 24 month non-solicitation obligation, a non-disparagement obligation and the execution of a general release of claims. If a change of control of the company occurs, there is no obligation to make severance payments in connection with such change of control unless Mr. Skipworth’s employment is terminated without cause or he resigns for good reason within six months prior to or two years following such change of control.
If Mr. Skipworth is terminated as a result of a permanent disability, he is entitled to (1) a prorated portion of the annual cash bonus earned for the year of termination (if any) calculated at the end of such year and paid on the same date on which bonuses are paid to other executives of the company, (2) any other amounts earned, accrued or owing but not yet paid, and (3) continued participation in employee welfare benefit plans which, by their terms, permit a former employee to participate. In the event of his death, his estate is entitled to (1) and (2) above as well as any other benefits to which he would be entitled in accordance with the terms of the applicable plans and programs of the company.

If we terminate Mr. Skipworth’s employment for cause or he resigns other than for good reason, we will pay (1) his base salary actually earned up to the date of termination and (2) any earned cash bonus from the previous year not yet paid.
The foregoing description of the Agreement is a general description and is qualified in its entirety by reference to the Agreement, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017.
Item 8.01 Other Events
On August 3, 2017, the Company’s Board of Directors declared a $0.07 per common share quarterly cash dividend. The dividend is payable on September 18, 2017 to shareholders of record as of the close of business on September 3, 2017. The declaration of any future dividends is subject to the Board’s discretion.
The full text of the press release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

99.1    Press release, dated August 3, 2017 (furnished to the Commission as part of this Form 8-K).

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wingstop Inc.
(Registrant)

Date:	August 3, 2017	By:	/s/ Michael J. Skipworth
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated August 3, 2017.